UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): November 16, 2006

Black Box Corporation
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-18706	95-3086563
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Park Drive Lawrence, Pennsylvania		15055
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (724) 746-5500
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
      Black Box Corporation (the “Company”) has been notified that a shareholder derivative complaint was filed in the United States District Court, Western District of Pennsylvania on November 16, 2006 naming the Company as nominal defendant and also naming as defendants current and former members of the Company’s Board of Directors and current and former officers of the Company (collectively, the “Defendants”). The complaint alleges purported violations of state and federal law in connection with certain stock option grant practices from April 1995 to October 2002. The complaint seeks monetary damages in unspecified amounts, equitable and injunctive relief, including the rescission and imposition of a trust over certain of the Defendants’ stock options and disgorgement of proceeds derived therefrom, expenses and costs of the action and other relief as the Court deems just and proper. The Company and its directors intend to review the allegations and respond appropriately.
      The Company does not intend to file further current reports on Form 8-K describing additional lawsuits, if any, which are based on allegations substantially similar to those contained in the complaint described above.

SIGNATURES
      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Black Box Corporation
Date: November 17, 2006	By:	/s/ Michael McAndrew

Michael McAndrew
Chief Financial Officer, Treasurer and
Principal Accounting Officer

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